UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

On June 8, 2017, Unitymedia Finance LLC (the “Unitymedia Finance”), a direct subsidiary of Unitymedia Hessen GmbH & Co. KG (the “Original Borrower”) entered into the financing arrangement described below, by way of the Additional Facility B Accession Agreement (as defined below), which amends and supplements the Senior Facilities Agreement originally dated July 25, 2014 (as amended from time to time prior to the date of the Additional Facility B Accession Agreement, the “Facilities Agreement”) made between, among others, the Original Borrower, the other guarantors named therein (the “Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and Credit Suisse AG, London Branch as security trustee. Each of the Unitymedia Finance and the Original Borrower is a wholly-owned indirect subsidiary of Liberty Global plc.

Description of Financings

Under the terms of an additional facility accession agreement (the “Additional Facility B Accession Agreement”) pursuant to the Facilities Agreement, certain lenders have agreed to provide a $855.0 million term loan facility (the “Term Loan B Facility”) to Unitymedia Finance. The final maturity date for the Term Loan B Facility is September 30, 2025. The Term Loan B Facility bears interest at a rate of LIBOR plus 2.25% per annum subject to a LIBOR floor of 0.00%.

Loans made under the Term Loan B Facility will be issued with an original issue discount such that they are issued at a price of 99.75% of the principal amount of loans drawn under the Term Loan B Facility on each utilisation date. The proceeds of such loans will be used for the refinancing, repayment or prepayment of any existing indebtedness of any member of the Group including the payment of fees and expenses incurred in connection with the refinancing. The remaining proceeds will be used for general and/or working capital purposes.

The Additional Facility B Accession Agreement provides that the lenders consent to the amendment and restatement in full of the Facilities Agreement as set out in the Additional Facility B Accession Agreement (including in the schedules thereto) (the “Amendment and Restatement”). Following the receipt of the consent of the requisite lenders (in accordance with the Facilities Agreement) and pursuant to the terms of the Additional Facility B Accession Agreement, the Amendment and Restatement will be implemented by the execution of an amendment and restatement agreement (the “Amendment and Restatement Agreement”) and becomes effective upon the satisfaction or waiver of customary conditions precedent.

The foregoing descriptions of Term Loan B Facility and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Additional Facility B Accession Agreement (including in the schedules thereto), copies of which are attached hereto at Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility Accession Agreement dated June 8, 2017 and entered into between, among others, Unitymedia Finance LLC, Unitymedia Hessen GmbH & Co. KG and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 14, 2017

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